[LINCOLN FINANCIAL GROUP(R) LOGO]

                                                                 LAW DEPARTMENT
                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                         1300 S. CLINTON STREET
                                                           FORT WAYNE, IN 46802

                                                              MARY JO ARDINGTON
                                                      ASSOCIATE GENERAL COUNSEL
                                                            Phone: 260-455-3917
                                                       MaryJo.Ardington@LFG.com

April 7, 2011

VIA EDGAR


The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802

Re: Lincoln Life Variable Annuity Account N
    Lincoln ChoicePlus(SM) Signature
    (File Nos. 811-08517; 333-170897)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N (the "Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,

/s/  Mary Jo Ardington

Mary Jo Ardington
Associate General Counsel
The Lincoln National Life Insurance Company